SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                  -------------
                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported) September 27, 1996

                        General DataComm Industries, Inc.
               (Exact Name of Registrant as Specified in Charter)


       Delaware                        1-8086                06-0853856
(State or Other Jurisdiction         (Commission             (IRS Employer
 of Incorporation)                  File Number)           Identification No.)


          Middlebury, CT                                        06762-1299
(Address of Principal Executive Offices)                       (Zip Code)


       Registrant's telephone number, including area code (203) 574-1118


                                      N /A
     (Former Name or Former Address, if Changed Since Last Report)




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Item 5.  Other Events

     On September 30, 1996 the Corporation sold 800,000 shares of a new 9% Cumulative Convertible Exchangeable Preferred Stock ("9% Preferred Stock") at $25.00 a share to a group of qualified institutional buyers who purchased 780,000 shares and its Chairman, Mr. Charles P. Johnson, an accredited investor, who purchased 20,000 shares. The proceeds will be used to fund the development and expansion of the Corporation's Asynchronous Transfer Mode (ATM) business and for working capital purposes.

     The new 9% Preferred Stock can be converted on and after November 30, 1996 into Common Stock at $13.65 a share, or the equivalent of 1.8315 shares of Common Stock for each share of Preferred Stock. After two years the Corporation has the option to exchange the 9% Preferred Stock for 9% Convertible Subordinated Debentures due 2006 at the rate of $25.00 principal amount of Debentures for each share of 9% Preferred Stock outstanding at the time of exchange. The 9% Preferred Stock cannot be redeemed before September 30, 1999. Reference is made to Exhibit 4 to this Report for all of the terms and conditions of the 9% Preferred Stock.

     The shares of 9% Preferred Stock were not registered under the Securities Act of 1933 and may not be offered or sold in the United States without registration unless pursuant to an applicable exemption from the registration requirements, such as Rule 144A on a sale to a qualified institutional buyer. The Corporation has agreed to file a registration statement (under the Securities Act of 1933, as amended, within one hundred twenty (120) days) for the shares of Preferred Stock, Debentures and Common Stock into which the Preferred Stock and Debentures are convertible. The Corporation was represented by Utendahl Capital Partners, L.P. as Placement Agent.

     Mr. Johnson also paid the Corporation $33,966.00 under Section 16(b) of the Securities Exchange Act of 1934 because his purchase of 9% Preferred Stock is deemed to be a purchase of underlying Common Stock matched against his sale of 10,700 shares of Common Stock in June 1996.

Item 7.  Financial Statements, Proforma Financial Information and Exhibits

        (c)  Exhibits.

        4. Certificate of the Powers, Designation, Preferences, Rights and Limitations of 9% Cumulative Convertible Exchangeable Preferred Stock.

       10.17 Amendment No. 3 to Third Amended and Restated Revolving Credit and Security Agreement.

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
                                 SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         General DataComm Industries, Inc.
                                                   (Registrant)


                                          By:/s/________________________
                                              William S. Lawrence
                                              Senior Vice President and
                                              Principal Financial Officer




Dated:  October 8, 1996
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